Exhibit 99.1

Offerpad Reports Second Quarter 2022 Results

Q2 year-over-year revenue increased 185% to $1.1 billion

CHANDLER, Ariz. – August 3, 2022 – Offerpad Solutions Inc. (NYSE: OPAD), a leading tech-enabled platform for residential real estate, today released financial results for the second quarter ended June 30, 2022.

Second Quarter 2022 Financial Results – compared with the prior-year second quarter:

•	Net Income increased 26% to $11.6 million, or $0.04 per share*

•	Adjusted Net Loss was $1.0 million, or $0.00 per share*, compared to $9.2 million

•	Adjusted EBITDA increased 5% to $13.7 million*

•	Gross Profit increased 83% to $93 million*

•	Contribution Margin After Interest per home sold was $28,500, compared to $31,500

*	Reported amounts include an inventory impairment charge of $21.2 million, or $0.08 per share.

“I’m incredibly proud of the team. In the first half of this year, Offerpad already generated nearly $2.5 billion in Revenue and Net Income of $52.5 million,” said Brian Bair, Chairman and CEO of Offerpad. Bair commented, “We are entering this temporary transition period from a position of strength. As the market moves from a sellers’ to a buyers’ market, we expect to have greater access to inventory and new opportunities as one of the largest home buyers in the country.”

Bair noted “It’s in difficult markets like today where the speed and certainty we provide are welcomed by home sellers. Our high customer satisfaction rates make it clear home buyers and sellers value the simplicity of our solutions. Increasing customer awareness and interest in our products gives me confidence in our ability to drive profitable growth over the long term.”

During the second quarter, Offerpad continued executing its 2022 expansion plan by opening three new markets. As a result, the Company now offers a simpler way to buy and sell a home to customers in 28 markets across the country.

Operational Highlights for the Second Quarter 2022 include:

•	Completing over 3,500 renovation projects

•	Maintaining an average time from home acquisition to sale below 100 days for the 8th consecutive quarter

•	Developing an Offerpad Home Loans mobile app that launched in July, providing a completely digital mortgage experience

•	Earning a 94% year to date customer satisfaction rating[1]

Q2 2022 Financial Results

	Q2 2022	Q2 2021	Percentage Change
Homes acquired	3,792	2,025	87%
Homes sold	2,888	1,259	129%
Revenue	$1.1B	$378.6M	185%
Gross profit[2]	$93.0M	$50.9M	83%
Net income (reported) [2,3]	$11.6M	$9.2M	26%
Adjusted net (loss) income [2]	($1.0)M	$9.2M	n.a.
Adjusted EBITDA[2]	$13.7M	$13.1M	5%
Contribution profit after interest per home sold	$28,500	$31,500	(10%)

[2]	Includes $21.2 million, or $0.08 per share charge in Q2 2022 for inventory impairments.
[3]	Includes $12.6 million non-cash credit in Q2 2022 to mark to market the Warrant Liability.

“We are making prudent and informed adjustments to our operational and underwriting strategy to manage our inventory through the changing market conditions,” said Mike Burnett, CFO of Offerpad. “With less than 2% of our inventory aged over 180 days as of June 30, we have ample room to navigate through the softening environment.”

Additional information regarding Offerpad’s second quarter 2022 financial results and management commentary can be found by accessing the Company’s Quarterly Letter to Shareholders on the Offerpad investor relations at http://investor.offerpad.com.

Third Quarter 2022 Outlook

“Our guidance for the third quarter reflects the expected short-term volatility present during market transition periods. We are proactively making the operational adjustments to sell existing inventory and to acquire homes underwritten to perform in the current market conditions. We remain confident in our ability to navigate the short-term challenges of this market shift and deliver on our long-term goals of disciplined growth and achieving sustainable profitability,” said Bair.

Offerpad is providing its third quarter outlook for 2022 as follows:

Q3 2022 Outlook
Homes Sold	1,700 – 2,200
Revenue	$600M – $800M
Adjusted EBITDA[4]	($40)M – ($20)M

[1]	Based on survey of nearly 2,500 Offerpad customers.
[4]	See Non-GAAP financial measures below for an explanation of why a reconciliation of this guidance cannot be provided.

Conference Call and Webcast Details

Offerpad Chairman and CEO Brian Bair and CFO Mike Burnett will host a conference call and accompanying webcast on August 3, 2022, at 5 p.m. ET. The webcast can be accessed on Offerpad’s Investor Relations website at https://events.q4inc.com/attendee/430099869. Participants can register at https://ige.netroadshow.com/registration/q4inc/11109/offerpad-second-quarter-2022-earnings-call/ to receive a personalized dial in number and PIN. Access to a replay of the webcast will be available from the same website address shortly after the live webcast concludes.

About Offerpad

Offerpad’s mission is to deliver the best home buying and selling experience so you can spend less time ‘real estat-ing’ and more time living. From cash offers and flexible listing options to mortgages and buyer services, Offerpad has been helping homeowners since 2015. We pair our local expertise in residential real estate with proprietary technology to put you in control of the process and help find the right solution that fits your needs. Visit Offerpad.com for more information.

#OPAD_IR

Contacts

Investors

Stefanie Layton

Investors@offerpad.com

602-706-4905

Media

Press@Offerpad.com

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Offerpad’s future financial or operating performance. For example, statements regarding Offerpad’s financial outlook for the third quarter 2022, expectations regarding profitability and anticipated growth in the industry in which Offerpad operates are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “pro forma,” “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

Factors that may impact such forward-looking statements include, but are not limited to, Offerpad’s ability to respond to general economic conditions; the health of the U.S. residential real estate industry; Offerpad’s ability to grow market share in its existing markets or any new markets it may enter; the impact of the COVID-19 pandemic; Offerpad’s ability to manage its growth effectively; Offerpad’s ability to accurately value and manage inventory, and to maintain an adequate and desirable supply of inventory; Offerpad’s ability to successfully launch new product and service offerings, and to manage, develop and refine its technology platform; Offerpad’s ability to maintain and enhance its products and brand, and to attract customers; Offerpad’s ability to achieve and maintain profitability in the future; and the success of strategic relationships with third parties. These and other important factors discussed under the caption “Risk Factors” in Offerpad’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission on March 7, 2022, and Offerpad’s other reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Offerpad and its management, are inherently uncertain. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Offerpad undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

OFFERPAD SOLUTIONS INC.

Condensed Consolidated Statements of Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share data) (Unaudited)	2022	2021	2022	2021
Revenue	$1,079,531	$378,647	$2,453,368	$662,619
Cost of revenue	986,550	327,783	2,228,245	578,218

Gross profit	92,981	50,864	225,123	84,401

Operating expenses:
Sales, marketing and operating	65,239	31,595	135,127	56,671
General and administrative	16,121	5,137	30,778	9,871
Technology and development	3,243	2,603	6,425	4,886

Total operating expenses	84,603	39,335	172,330	71,428

Income from operations	8,378	11,529	52,793	12,973
Other income (expense):
Change in fair value of warrant liabilities	12,537	—	18,201	—
Interest expense	(7,771)	(2,257)	(14,967)	(4,175)
Other income, net	24	7	28	248

Total other income (expense)	4,790	(2,250)	3,262	(3,927)

Income before income taxes	13,168	9,279	56,055	9,046
Income tax expense	(1,610)	(89)	(3,509)	(89)

Net income	$11,558	$9,190	$52,546	$8,957

Net income per share, basic	$0.05	$0.15	$0.22	$0.15

Net income per share, diluted	$0.04	$0.04	$0.20	$0.04

Weighted average common shares outstanding, basic	245,845	59,391	242,998	58,981

Weighted average common shares outstanding, diluted	260,746	224,630	260,192	224,264

OFFERPAD SOLUTIONS INC.

Condensed Consolidated Balance Sheets

	June 30,	December 31,
(in thousands, except par value per share) (Unaudited)	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$155,464	$169,817
Restricted cash	44,474	24,616
Accounts receivable	12,929	6,165
Inventory	1,289,426	1,132,571
Prepaid expenses and other current assets	12,966	9,808

Total current assets	1,515,259	1,342,977
Property and equipment, net	5,622	5,146
Other non-current assets	5,914	4,959

TOTAL ASSETS	$1,526,795	$1,353,082

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,705	$6,399
Accrued and other current liabilities	45,412	35,027
Secured credit facilities and notes payable, net	1,054,455	861,762
Secured credit facilities and notes payable - related party	87,456	164,434

Total current liabilities	1,198,028	1,067,622
Warrant liabilities	5,860	24,061
Other long-term liabilities	4,226	3,830

Total liabilities	1,208,114	1,095,513

Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.0001 par value; 2,000,000 shares authorized; 232,150 and 224,154 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	23	22
Class B common stock, $0.0001 par value; 20,000 shares authorized; 14,816 shares issued and outstanding as of June 30, 2022 and December 31, 2021	2	2
Additional paid in capital	398,166	389,601
Accumulated deficit	(79,510)	(132,056)

Total stockholders’ equity	318,681	257,569

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,526,795	$1,353,082

OFFERPAD SOLUTIONS INC.

Condensed Consolidated Statements of Cash Flows

	Six Months Ended
	June 30,
($ in thousands) (Unaudited)	2022	2021
Cash flows from operating activities:
Net income	$52,546	$8,957
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	249	277
Gain on sale of property and equipment	—	(246)
Amortization of debt financing costs	1,546	209
Impairment of inventory	22,205	339
Stock-based compensation	4,028	1,263
Change in fair value of warrant liabilities	(18,201)	—
Changes in operating assets and liabilities:
Accounts receivable	(6,764)	(4,808)
Inventory	(179,060)	(311,840)
Prepaid expenses and other assets	(5,847)	(10,108)
Accounts payable	4,306	3,153
Accrued and other liabilities	12,513	15,274

Net cash used in operating activities	(112,479)	(297,530)

Cash flows from investing activities:
Purchases of property and equipment	(725)	(5,942)
Proceeds from sales of property and equipment	—	2,032

Net cash used in investing activities	(725)	(3,910)

Cash flows from financing activities:
Borrowings from credit facilities and notes payable	2,132,189	888,970
Repayments of credit facilities and notes payable	(2,017,985)	(580,819)
Payment of debt financing costs	(35)	(185)
Proceeds from exercise of stock options	4,775	633
Payments for taxes related to stock-based awards	(235)	—

Net cash provided by financing activities	118,709	308,599

Net change in cash, cash equivalents and restricted cash	5,505	7,159
Cash, cash equivalents and restricted cash, beginning of period	194,433	50,742

Cash, cash equivalents and restricted cash, end of period	$199,938	$57,901

Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheet:
Cash and cash equivalents	$155,464	$44,560
Restricted cash	44,474	13,341

Total cash, cash equivalents and restricted cash	$199,938	$57,901

Supplemental disclosure of cash flow information:
Cash payments for interest	$19,941	$5,537

Non-GAAP Financial Measures

In addition to Offerpad’s results of operations above, Offerpad reports certain financial measures that are not required by, or presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). These measures have limitations as analytical tools when assessing Offerpad’s operating performance and should not be considered in isolation or as a substitute for GAAP measures, including gross profit and net income.

Offerpad may calculate or present their non-GAAP financial measures differently than other companies who report measures with similar titles and, as a result, the non-GAAP financial measures Offerpad reports may not be comparable with those of companies in Offerpad’s industry or in other industries. Offerpad has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted net income (loss) within this press release because Offerpad is unable to calculate certain reconciling items without making unreasonable efforts. These items, which include, but are not limited to, stock-based compensation with respect to future grants and forfeitures, could materially affect the computation of forward-looking net income (loss), are inherently uncertain and depend on various factors, some of which are outside of Offerpad’s control.

Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest (and related margins)

To provide investors with additional information regarding Offerpad’s margins, Offerpad has included Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest (and related margins), which are non-GAAP financial measures. Offerpad believes that Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest are useful financial measures for investors as they are used by management in evaluating unit level economics and operating performance across Offerpad’s markets. Each of these measures is intended to present the economics related to homes sold during a given period. Offerpad does so by including revenue generated from homes sold (and ancillary services) in the period and only the expenses that are directly attributable to such home sales, even if such expenses were recognized in prior periods, and excluding expenses related to homes that remain in inventory as of the end of the period presented. Contribution Profit provides investors a measure to assess Offerpad’s ability to generate returns on homes sold during a reporting period after considering home acquisition costs, renovation and repair costs, and adjusting for holding costs and selling costs. Contribution Profit After Interest further impacts gross profit by including interest costs (including senior and mezzanine secured credit facilities) attributable to homes sold during a reporting period. Offerpad believes these measures facilitate meaningful period over period comparisons and illustrate Offerpad’s ability to generate returns on assets sold after considering the costs directly related to the assets sold in a presented period.

Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest (and related margins) are supplemental measures of Offerpad’s operating performance and have limitations as analytical tools. For example, these measures include costs that were recorded in prior periods under GAAP and exclude, in connection with homes held in inventory at the end of the period, costs required to be recorded under GAAP in the same period.

Accordingly, these measures should not be considered in isolation or as a substitute for analysis of Offerpad’s results as reported under GAAP. Offerpad includes a reconciliation of these measures to the most directly comparable GAAP financial measure, which is gross profit.

Adjusted Gross Profit / Margin

Offerpad calculates Adjusted Gross Profit as gross profit under GAAP adjusted for (1) net inventory impairment plus (2) interest expense associated with homes sold in the presented period and recorded in cost of revenue. Net inventory impairment is calculated by adding back the inventory impairment charges recorded during the period on homes that remain in inventory at period end and subtracting the inventory impairment charges recorded in prior periods on homes sold in the current period. Offerpad defines Adjusted Gross Margin as Adjusted Gross Profit as a percentage of revenue.

Offerpad views this metric as an important measure of business performance, as it captures gross margin performance isolated to homes sold in a given period and provides comparability across reporting periods. Adjusted Gross Profit helps management assess performance across the key phases of processing a home (acquisitions, renovations, and resale) for a specific resale cohort.

Contribution Profit / Margin

Offerpad calculates Contribution Profit as Adjusted Gross Profit, minus (1) direct selling costs incurred on homes sold during the presented period, minus (2) holding costs incurred in the current period on homes sold during the period recorded in sales, marketing, and operating, minus (3) holding costs incurred in prior periods on homes sold in the current period recorded in sales, marketing, and operating, plus (4) other income which historically is primarily comprised of net income to us from the investment related to Offerpad Home Loans “OPHL” operations. The composition of Offerpad’s holding costs is described in the footnotes to the reconciliation table below. Offerpad defines Contribution Margin as Contribution Profit as a percentage of revenue.

Offerpad views this metric as an important measure of business performance as it captures the unit level performance isolated to homes sold in a given period and provides comparability across reporting periods. Contribution Profit helps management assess inflows and outflow directly associated with a specific resale cohort.

Contribution Profit / Margin After Interest

Offerpad defines Contribution Profit After Interest as Contribution Profit, minus (1) interest expense associated with homes sold in the presented period and recorded in cost of revenue, minus (2) interest expense associated with homes sold in the presented period, recorded in costs of sales, and previously excluded from Adjusted Gross Profit, and minus (3) interest expense under Offerpad’s senior and mezzanine secured credit facilities incurred on homes sold during the period. This includes interest expense recorded in prior periods in which the sale occurred. Offerpad’s senior and mezzanine secured credit facilities are secured by their homes in inventory and drawdowns are made on a per-home basis at the time of purchase and are required to be repaid at the time the homes are sold. Offerpad defines Contribution Margin After Interest as Contribution Profit After Interest as a percentage of revenue.

Offerpad views this metric as an important measure of business performance. Contribution Profit After Interest helps management assess Contribution Margin performance, per above, when fully burdened with costs of financing.

The following table presents a reconciliation of Offerpad’s Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest to Offerpad’s gross profit, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except percentages and homes sold, unaudited)	2022	2021	2022	2021
Gross profit (GAAP)	$92,981	$50,864	$225,123	$84,401
Gross margin	8.6%	13.4%	9.2%	12.7%
Homes sold	2,888	1,259	6,490	2,277
Gross profit per home sold	$32.2	$40.4	$34.7	$37.1
Adjustments:
Inventory impairment - current period (1)	20,995	177	21,233	189
Inventory impairment - prior period (2)	(287)	(95)	(1,205)	(142)
Interest expense capitalized (3)	2,793	767	7,071	1,373

Adjusted gross profit	$116,482	$51,713	$252,222	$85,821
Adjusted gross margin	10.8%	13.7%	10.3%	13.0%
Adjustments:
Direct selling costs (4)	(23,524)	(8,787)	(55,378)	(16,823)
Holding costs on sales - current period (5)(6)	(1,293)	(533)	(3,723)	(1,161)
Holding costs on sales - prior period (5)(7)	(526)	(188)	(907)	(214)
Other income (8)	24	7	28	248

Contribution profit	$91,163	$42,212	$192,242	$67,871
Contribution margin	8.4%	11.1%	7.8%	10.2%
Homes sold	2,888	1,259	6,490	2,277
Contribution profit per home sold	$31.6	$33.5	$29.6	$29.8
Adjustments:
Interest expense capitalized (3)	(2,793)	(767)	(7,071)	(1,373)
Interest expense on homes sold - current period (9)	(4,115)	(1,345)	(11,149)	(2,826)
Interest expense on homes sold - prior period (10)	(1,999)	(386)	(3,721)	(468)

Contribution profit after interest	$82,256	$39,714	$170,301	$63,204
Contribution margin after interest	7.6%	10.5%	6.9%	9.5%
Homes sold	2,888	1,259	6,490	2,277
Contribution profit after interest per home sold	$28.5	$31.5	$26.2	$27.8

(1)	Inventory impairment – current period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.
(2)	Inventory impairment – prior period is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.
(3)

Interest expense capitalized represents all interest related costs, including senior and mezzanine secured credit facilities, incurred on homes sold in the period presented that were capitalized and expensed in cost of sales at the time of sale.

(4)	Direct selling costs represents selling costs incurred related to homes sold in the period presented. This primarily includes broker commissions and title and escrow closing fees.
(5)	Holding costs primarily include insurance, utilities, homeowners association dues, property taxes, cleaning, and maintenance costs.
(6)	Represents holding costs incurred on homes sold in the period presented and expensed to Sales, marketing, and operating on the Condensed Consolidated Statements of Operations.
(7)	Represents holding costs incurred in prior periods on homes sold in the period presented and expensed to Sales, marketing, and operating on the Condensed Consolidated Statements of Operations.
(8)	Other income earned from the sale of certain fixed assets.
(9)	Represents both senior and mezzanine interest expense incurred on homes sold in the period presented and expensed to interest expense on the Condensed Consolidated Statements of Operations.

(10)

Represents both senior and mezzanine secured credit facilities interest expense incurred in prior periods on homes sold in the period presented and expensed to Interest expense on the Condensed Consolidated Statements of Operations.

Adjusted Net Income (Loss) and Adjusted EBITDA

Offerpad also presents Adjusted Net Income (Loss) and Adjusted EBITDA, which are non-GAAP financial measures, which the management team uses to assess Offerpad’s underlying financial performance. Offerpad believes these measures provide insight into period over period performance, adjusted for non-recurring or non-cash items.

Offerpad calculates Adjusted Net Income (Loss) as GAAP Net Income (Loss) adjusted for the change in fair value of warrant liabilities. Offerpad defines Adjusted Net Income (Loss) Margin as Adjusted Net Income (Loss) as a percentage of revenue.

Offerpad calculates Adjusted EBITDA as Adjusted Net Income (Loss) adjusted for interest expense, amortization of capitalized interest, taxes, depreciation and amortization and stock-based compensation expense. Offerpad defines Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue.

Adjusted Net Income (Loss) and Adjusted EBITDA are supplemental to Offerpad’s operating performance measures calculated in accordance with GAAP and have important limitations. For example, Adjusted Net Income (Loss) and Adjusted EBITDA exclude the impact of certain costs required to be recorded under GAAP and could differ substantially from similarly titled measures presented by other companies in Offerpad’s industry or companies in other industries. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of Offerpad’s results as reported under GAAP.

The following table presents a reconciliation of Offerpad’s Adjusted Net Income (Loss) and Adjusted EBITDA to their GAAP Net Income (Loss), which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except percentages, unaudited)	2022	2021	2022	2021
Net income (loss) (GAAP)	$11,558	$9,190	$52,546	$8,957
Change in fair value of warrant liabilities	(12,537)	—	(18,201)	—

Adjusted net (loss) income	$(979)	$9,190	$34,345	$8,957
Adjusted net (loss) income margin	(0.1%)	2.4%	1.4%	1.4%
Adjustments:
Interest expense	7,771	2,257	14,967	4,175
Amortization of capitalized interest (1)	2,793	767	7,071	1,373
Income tax expense	1,610	89	3,509	89
Depreciation and amortization	130	146	249	277
Amortization of stock based compensation	2,400	649	4,028	1,263

Adjusted EBITDA	13,725	13,098	64,169	16,134
Adjusted EBITDA margin	1.3%	3.5%	2.6%	2.4%

(1)

Amortization of capitalized interest represents all interest related costs, including senior and mezzanine interest related costs, incurred on homes sold in the period presented that were capitalized and expensed in cost of sales at the time of sale.